UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2023

COMMISSION FILE NO. 333-228161

EvoAir Holdings Inc.

(Exact name of registrant as specified in Charter)

Nevada	98-1353613	8713
(State or other jurisdiction of incorporation or organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

EvoAir Holdings Inc.

31-A2, Jalan 5/32A

6 ½ Miles, Off Jalan Kepong

52000 Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

+603 6243 3379

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EVOH	OTC Markets – Pink Sheet

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 29, 2023, Mr. Tan Soon Hock has submitted a resignation letter notifying the Company of his intention to retire as non-executive director of the Company due to personal reasons, effective April 1, 2023. There were no disagreements between Mr. Tan Soon Hock and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

On April 1, 2023, the board of directors (the “Board”) appointed Mr. Chan Hong Fook to the Board, effective immediately, to fill the vacancy. Mr. Chan Hong Fook will serve as an independent non-executive director of the Company.

Set forth below is information regarding the Company’s newly appointed director:

Mr. Chan Hong Fook, aged 55, is an Independent Non-Executive Director of the Company. Mr. Chan has had over 25 years of experience in sales and marketing. Mr. Chan is the founder and director of Epic Ingredients Sdn Bhd since 1998, where he is responsible for the company’s affairs and management on a day to day basis. Mr. Chan is also the Non-Executive Chairman of Axiana Pharmacy Sdn Bhd and All Day Pharmacy Sdn Bhd since June 2017. Mr. Chan graduated with a Diploma of Management from Systematic College.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvoAir Holdings Inc.

By:	/s/ Low Wai Koon
Name:	Low Wai Koon
Title:	Chairman, President and Chief Executive Officer (Principal Executive Officer)

Date: April 4, 2023